PAGE 20


EXHIBIT 10.3 - COVER LETTER
---------------------------



November 13, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Selective Insurance Group, Inc. Form 10Q for the period ending September 30, 1996

Ladies and Gentlemen:

Accompanying this letter for filing pursuant to the Securities Act of 1933, are amendments to employment agreements for Dominic J. Addesso, James W. Entringer, and Thornton R. Land. The agreements were initially filed as exhibits with the Form 10K for the period ending December 31, 1993.

Very truly yours,

/s/ Marie A. Yorke

Marie A. Yorke
Administrative Assistant

/MAY
Enclosures





PAGE 21

EXHIBIT 10.3
------------


                  AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
                  ---------------------------------------

AMENDMENT NO. 2, dated as of June 6, 1996 among SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation ("Selective"), having an office at Wantage Avenue, Branchville, New Jersey 07826, SELECTIVE INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("SICA"), having an office at Wantage Avenue, Branchville, New Jersey 07826, and THORNTON R. LAND, having an address at 78 Onderdonk Road, Warwick, New York 10990 (the "Executive"), to Employment Agreement dated as of September 1, 1993 among Selective, SICA and the Executive as heretofore amended by Amendment No. 1 thereto dated as of January 31, 1994 (as so amended, the "Employment Agreement").

WHEREAS, Selective, SICA and the Executive have executed and delivered the Employment Agreement and Selective has guaranteed all of the obligations of SICA as the Employer under the Employment Agreement; and

WHEREAS, the parties hereto desire to further amend the Employment Agreement to extend the term thereof and to modify the Salary (as defined in Section 3 of the Employment Agreement) provided for therein.

THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. The term of employment under the Employment Agreement is hereby extended for a period of three (3) years commencing September 1, 1996 (the "Renewal Term"), and all references in the Agreement to the term thereof or the Executive's term of employment thereunder shall include the Renewal Term.

2. The Salary, as defined and provided for in Section 3 of the Employment Agreement, shall be paid to the Executive at a rate of not less than One Hundred Ninety Five Thousand Dollars ($195,000.00) per year during the Renewal Term.

3. Selective reaffirms that it guarantees to the Executive the full performance by SICA of all of its obligations under the Employment Agreement as amended herein.

4. Except as amended herein, the Employment Agreement shall continue in full force and effect on and after the date hereof.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Executive and on behalf of Selective and SICA by their duly authorized officers, as of the date and year first above written.


SELECTIVE INSURANCE GROUP, INC.


/S/   James w. Entringer
---------------------------
Name: James W. Entringer
Title:Chairman of the Board,
      President, and Chief
      Executive Officer
SELECTIVE INSURANCE COMPANY OF
AMERICA


/S/   James W. Entringer
---------------------------
Name: James W. Entringer
Title:Chairman of the Board,
      President, and Chief
      Executive Officer

/S/   Thornton R. Land
---------------------------
      Executive